Exhibit 99.1
For Immediate Release	Contact: Lynn Liddle, Executive Vice President,
Communications and Investor Relations
(734) 930 – 3008
Tim McIntyre, Vice President – Communications
(734) 930-3563

Domino’s Pizza Announces Management Promotions, Transfers and Retirement

ANN ARBOR, Michigan, Sept. 14, 2007: Domino’s Pizza, Inc. (NYSE: DPZ), the recognized world leader in pizza delivery, today announced several key management changes.

David A. Brandon, Chairman, President and CEO, said: “These changes include the retirement of one of our long-standing leaders, several promotions for other deserving leaders, and rotational assignments for high-potential leaders developing their skills in diverse areas of our business. I believe our new leadership structure will help us deliver strong results, provide well-deserved opportunities for key team members and position us for future growth and expansion – while maintaining our well-earned reputation for being a company with one of the strongest management teams in our sector.”

After 10 years of service with Domino’s Pizza and outstanding results in leading its Marketing, International, and Team U.S.A. divisions, Patrick Doyle is being promoted to the newly-created position of President, Domino’s U.S.A. In this role, Doyle will lead all domestic retail operations, including Team U.S.A., Franchise Operations, Franchise Development and Marketing. Prior to Domino’s, Doyle spent six years with the Gerber Products Company, most recently as its Vice President and General Manager for the U.S. baby food business. Prior to joining Gerber, Doyle was European General Manager of Intervascular SA in LaCiotat, France, and spent five years at First Chicago Corporation as its Corporate Finance Officer. Doyle holds an MBA from the University of Chicago’s School of Business, and an undergraduate degree in Economics from the University of Michigan.

The Company will be bidding farewell to Mike Soignet in October, when he will retire from Domino’s Pizza. His 26 years of outstanding service to the Company (most recently, leading Distribution, Procurement and Franchise Operations) are well-known throughout the organization, and greatly appreciated by its franchisees and team members. Soignet and his team have been responsible for a significant amount of the Company’s growth and success over the years. Soignet will remain for several weeks to assist in making his leadership transition successful.

David Mounts, who has been with the Company since October 2005, will be moving from his current position as Domino’s CFO and will take over as Executive Vice President of Distribution and Procurement, succeeding Soignet. Brandon stated that Mounts has done an outstanding job in his position as CFO, where he played a leading role in optimizing the Company’s capital structure through its recently completed asset-backed securitization. He added that Mounts is also uniquely qualified to lead Distribution and Procurement, as his previous experience at UPS, Inc. included numerous operational management assignments, as well as experience as the CFO for UPS Supply Chain Solutions, a $7 billion supply chain organization providing services in 120 countries. He will also continue to lead the Company’s Safety and Security Department.

The Company also announced the promotion of Scott Hinshaw to the position of Executive Vice President of Team U.S.A., succeeding Patrick Doyle. Hinshaw is a 21-year veteran of the organization and has provided strong leadership to Team U.S.A. over many years. Most recently, as Vice President of Team U.S.A., he has been working closely with Patrick Doyle to produce impressive results that have outperformed domestic franchise same store sales growth.

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Page Two: Domino’s Pizza Management

As David Mounts makes his important transition to lead the Company’s Distribution and Procurement business, Bill Kapp has agreed to serve as Domino’s Acting CFO. Kapp’s over 19 years with Domino’s Pizza (primarily in its Finance and Accounting Department and most recently as Vice President of Finance and Administration for Distribution and Supply Chain) have prepared him to take on this interim responsibility. He was directly involved in the Company’s 1998 sale to a consortium of buyers led by Bain Capital, its 2003 recapitalization and 2004 IPO, and fully understands the financial markets and the internal workings of the Company.

Brandon stated that he has no set timetable for the selection of a permanent CFO, but will do so as soon as possible. In the meantime, Brandon emphasized that he has great faith in Bill Kapp and Domino’s very talented finance team – and he is grateful that Kapp is willing to take on this temporary assignment and provide him adequate time to select the very best candidate for the Company’s CFO position.

Brandon is currently working with the Board of Directors to renew and extend his employment contract, which is expected to be finalized at the October meeting.

Brandon concluded: “To be clear, these changes are not a result of a plan to diminish my role as CEO of our company. Patrick Doyle will report directly to me in his new leadership position. All leaders of our administrative areas will continue to report directly to me, including Finance, Legal, Communications/Investor Relations, PeopleFirst and Information Services. Additionally, leaders of our Distribution and Procurement Division and our fastest-growing business unit, our International Division, will continue to report directly to me.”

About Domino’s

Founded in 1960, Domino’s Pizza is the recognized world leader in pizza delivery. Domino’s is listed on the NYSE under the symbol “DPZ.” Through its primarily franchised system, Domino’s operates a network of 8,449 franchised and Company-owned stores in the United States and more than 55 countries. The Domino’s Pizza® brand, named a Megabrand by Advertising Age magazine, had global retail sales of nearly $5.1 billion in 2006, comprised of $3.2 billion domestically and nearly $1.9 billion internationally. During the second quarter of 2007, the Domino’s Pizza® brand had global retail sales of over $1.2 billion, comprised of nearly $755 million domestically and approximately $493 million internationally. Domino’s Pizza was named “Chain of the Year” by Pizza Today magazine, the leading publication of the pizza industry and is the “Official Pizza of NASCAR®.” More information on the Company, in English and Spanish, can be found on the web at www.dominos.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains forward-looking statements. These forward-looking statements relating to our anticipated profitability and operating performance reflect management’s expectations based upon currently available information and data. However, actual results are subject to future risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that can cause actual results to differ materially include: our increased leverage as a result of the borrowings under our asset-backed securitization facility; the uncertainties relating to litigation; consumer preferences, spending patterns and demographic trends; the effectiveness of our advertising, operations and promotional initiatives; our ability to retain key personnel; new product and concept developments by us and other food-industry competitors; the ongoing profitability of our franchisees and the ability of Domino’s Pizza and our franchisees to open new restaurants; changes in food prices, particularly cheese, labor, utilities, insurance, employee benefits and other operating costs; the impact that widespread illness or general health concerns may have on our business and the economy of the countries in which we operate; severe weather conditions and natural disasters; changes in our effective tax rate; changes in government legislation and regulations; adequacy of our insurance coverage; costs related to future financings and changes in accounting policies. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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